                                                                    Exhibit 99.1



                                  PRESS RELEASE




     FOR IMMEDIATE DISTRIBUTION

     CONTACT:    ROBERT L.G. WHITE
                 PRESIDENT AND CEO
                 PHONE: 908/624-4215

--------------------------------------------------------------------------------

TRANSTECHNOLOGY REPORTS FISCAL 2004 FIRST QUARTER RESULTS; EPS FROM CONTINUING OPERATIONS REACH $.10 VERSUS $(.02) A YEAR AGO

Union, New Jersey - July 16, 2003 - TransTechnology Corporation (NYSE:TT) today reported net income and income from continuing operations of $694,000 or $.10 per diluted share for the first quarter of the fiscal year ending March 31, 2004 compared with a loss from continuing operations of $143,000 or $.02 per share in the year earlier period. Including losses from discontinued operations in the first quarter of the prior fiscal year, the total net loss a year ago was $750,000 or $.12 per share. Net sales for the fiscal 2004 first quarter increased 16.1% to $16.1 million from $13.9 million for the corresponding period of last year.

Robert L. G. White, President and Chief Executive Officer of the company, said, "Our business performed well in the first quarter, posting significant increases in both sales and operating income. A more favorable than expected mix of aftermarket to new product sales resulted in a higher than anticipated gross profit of 45.6%. The benefit of restructuring our corporate office is reflected in a 14.3% decline in these costs compared with last year's first quarter, despite a $375,000 charge associated with the settlement of a claim relative to a previously sold business included in current year results. Reflecting both the sales growth and cost controls, operating income increased 37.1% to $3.6 million from $2.6 million in last year's first quarter and earnings before interest, taxes, depreciation and amortization (EBITDA) increased 31.6% to $4.0 million from $3.0 million. We do not pay federal income taxes as a result of our large net operating loss carryforward."

Mr. White continued, "Our focus now is to complete a restructuring of our burdensome debt facilities as quickly as possible. We have been evaluating various proposals and have now targeted completion of the restructuring of our debt by September 30. We expect such a restructuring to substantially reduce our interest expense and enhance our profitability in subsequent periods."

TransTechnology Corporation - July 16, 2003
First Quarter Earnings FY `04                                       Page 2 of 4



TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world's leading designer and manufacturer of sophisticated lifting device for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 180 people at its facility in Union, New Jersey, reported sales from continuing operations of $55.0 million in the fiscal year ended March 31, 2003.

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the company also discloses EBITDA (earnings before interest, taxes, depreciation and amortization) which is a non-GAAP measure. Management believes that providing this additional information is useful to investors, as it provides more direct information regarding the company's ability to meet debt service requirements and so that investors may better assess and understand the company's underlying operating performance. The company does not intend for the additional information to be considered in isolation or as a substitute for GAAP measures. A reconciliation of EBITDA to income (loss) from continuing operations is set forth following the balance sheet information in the financial statements contained in this press release.



                  INFORMATION ABOUT FORWARD-LOOKING STATEMENTS


CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "ACTS"). ANY STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT ARE DEEMED TO BE FORWARD-LOOKING STATEMENTS.

THE FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED ON CURRENT BELIEFS, ESTIMATES, AND ASSUMPTIONS CONCERNING THE OPERATIONS, FUTURE RESULTS, AND PROSPECTS OF THE COMPANY. AS ACTUAL OPERATIONS AND RESULTS MAY MATERIALLY DIFFER FROM THOSE ASSUMED IN FORWARD-LOOKING STATEMENTS, THERE IS NO ASSURANCE THAT FORWARD-LOOKING STATEMENTS WILL PROVE TO BE ACCURATE. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO THE SAFE HARBORS CREATED IN THE ACTS.

ANY NUMBER OF FACTORS COULD AFFECT FUTURE OPERATIONS AND RESULTS, INCLUDING, WITHOUT LIMITATION, THE COMPANY'S ABILITY TO BE PROFITABLE WITH A SMALLER AND LESS DIVERSE BASE OF OPERATIONS THAT WILL GENERATE LESS REVENUE; THE COMPANY'S ABILITY TO SATISFY THE LISTING REQUIREMENTS OF THE NYSE OR ANY OTHER NATIONAL EXCHANGE ON WHICH ITS SHARES ARE OR WILL BE LISTED OR OTHERWISE PROVIDE A TRADING MARKET VENUE FOR ITS SHARES; THE VALUE OF REPLACEMENT OPERATIONS, IF ANY; DETERMINATION BY THE COMPANY TO DISPOSE OF ADDITIONAL EXISTING ASSETS; GENERAL INDUSTRY AND ECONOMIC CONDITIONS; EVENTS IMPACTING THE U.S. AND WORLD FINANCIAL MARKETS AND ECONOMIES; INTEREST RATE TRENDS; CAPITAL REQUIREMENTS; COMPETITION FROM OTHER COMPANIES; CHANGES IN APPLICABLE LAWS, RULES AND REGULATIONS AFFECTING THE COMPANY IN THE LOCATIONS IN WHICH IT CONDUCTS ITS BUSINESS; THE AVAILABILITY OF EQUITY AND/OR DEBT FINANCING IN THE AMOUNTS AND ON THE TERMS NECESSARY TO SUPPORT THE COMPANY'S FUTURE BUSINESS; AND THOSE SPECIFIC RISKS THAT ARE DISCUSSED IN THE COMPANY'S PREVIOUSLY FILED ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2003.

THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION OR FUTURE EVENTS.

TransTechnology Corporation - July 16, 2003
First Quarter Earnings FY `04                                       Page 3 of 4




                           TRANSTECHNOLOGY CORPORATION
                      STATEMENTS OF CONSOLIDATED OPERATIONS
                   (IN THOUSANDS OF DOLLARS EXCEPT SHARE DATA)

                                                          Three Months Ended
                                                        6/29/03       6/30/02

Net sales                                            $    16,119    $    13,887
Cost of sales                                              8,772          7,676
                                                     -----------    -----------
      Gross profit                                         7,347          6,211

General, administration and selling
    expenses                                               3,771          3,602
Interest expense                                           2,503          2,116
Interest and other income - net                              (47)           (37)
Forbearance fees                                            --              764
                                                     -----------    -----------
     Income (loss) continuing operations
       before income taxes                                 1,120           (234)
Provision for income taxes (benefit)                         426            (91)
                                                     -----------    -----------
Income (loss) from continuing operations                     694           (143)

Discontinued operations:

    Loss on disposal of discontinued businesses
    (less  applicable tax benefit of $388 for the
     three month period ended June 30, 2002)
                                                            --             (607)

Net income (loss)                                    $       694    $      (750)
                                                     ===========    ===========

BASIC EARNINGS PER SHARE:
Income (loss) from continuing operations             $      0.10    $     (0.02)
Loss from discontinued operations                           --            (0.10)
                                                     -----------    -----------
Net income (loss)                                    $      0.10    $     (0.12)
                                                     ===========    ===========

DILUTED EARNINGS PER SHARE:
Income (loss) from continuing operations             $      0.10    $     (0.02)
Loss from discontinued operations                           --            (0.10)
                                                     -----------    -----------
Net income (loss)                                    $      0.10    $     (0.12)
                                                     ===========    ===========

Weighted average basic shares                          6,631,000      6,192,000
Weighted average diluted shares                        6,631,000      6,192,000


TransTechnology Corporation - July 16, 2003
First Quarter Earnings FY `04                                       Page 4 of 4


                            BALANCE SHEET INFORMATION

                                               6/29/03     3/31/03

Current assets                                $ 33,970    $ 36,504
Property, plant and equipment - net              2,283       2,349
Other assets                                    45,955      46,270
                                              --------    --------
Total assets                                  $ 82,208    $ 85,123
                                              ========    ========



Current portion of long-term debt             $     79    $     79
Other current liabilities                       20,997      25,264
                                              --------    --------
  Total current liabilities                     21,076      25,343
Long-term debt                                  54,187      53,487
Other liabilities                               12,200      12,933
Redeemable common stock                           --         1,283
Stockholders' deficit                           (5,255)     (7,923)
                                              --------    --------
Total liabilities and stockholders' deficit   $ 82,208    $ 85,123
                                              ========    ========



RECONCILIATION OF REPORTED INCOME FROM CONTINUING OPERATIONS TO EBITDA

                                             Three months ended
                                            6/29/03     6/30/02

Net sales                                  $ 16,119    $ 13,887
Cost of sales                                 8,772       7,676
                                           --------    --------
Gross profit                                  7,347       6,211
                                           --------    --------

SG&A - operations                             2,294       1,878
Corporate office expenses                     1,477       1,724
                                           --------    --------
         Total SG&A                           3,771       3,602
                                           --------    --------

Operating income                              3,576       2,609

Add back: depreciation and amortization         412         421
                                           --------    --------

EBITDA                                     $  3,988    $  3,030
                                           ========    ========

Income (loss) from continuing operations   $    694    $   (143)
Provision for income taxes (benefit)            426         (91)
Depreciation and amortization                   412         421
Forbearance fees                               --           764
Interest expense                              2,503       2,116
Interest and other income - net                 (47)        (37)
                                           --------    --------
EBITDA                                     $  3,988    $  3,030
                                           ========    ========


                                      #####